UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 9, 2021

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 9, 2021, the Board of Directors of Apogee Enterprises, Inc. (the “Company”), approved certain restructuring and cost reduction actions, including a plan of termination impacting approximately 400 employees, the permanent closure of the Architectural Glass Segment’s manufacturing facility in Statesboro, Georgia and discontinuation of the Velocity business and closure of its facility in Dallas, Texas. The plan of termination will primarily impact employees in the Architectural Glass Segment, with more limited impact in the Architectural Framing Systems Segment. All work currently performed at the Statesboro facility will be transitioned to the Company’s Owatonna, Minnesota facility. These actions build on the Company’s previously announced restructuring and cost savings initiatives and are intended to realign and simplify its business structure, enable a more competitive cost model, and better position the Company for future growth and improved profitability.

The Company expects to incur $30 to $35 million of pre-tax charges as a result of the restructuring actions, primarily as a result of the plan of termination and Statesboro and Dallas facility closures, including: approximately $16 to $18 million of non-cash asset impairment charges, primarily for equipment at the Statesboro and Dallas facilities; approximately $5 to $6 million of severance and related benefits charges; and approximately $9 to $11 million of other expenses, including contract termination costs, equipment moving and installation costs and fees for professional and consulting services (none of which individually constitutes a major type of cost). Cash expenditures related to these actions, which are included in the foregoing amounts, are estimated to be approximately $14 to $17 million. Any additional cost estimates associated with the restructuring cannot be determined at this time, but the Company will disclose any additional material cost estimates in an amendment to this Form 8-K if and when they become available.

The Company began executing the restructuring actions promptly following Board approval and expects the actions to be substantially completed by the end of the first quarter of fiscal 2023. The Company will record these charges as they are incurred and anticipates the majority will be recorded in the second quarter of fiscal 2022. However, the actual timing and costs associated with these actions may differ from the Company’s current expectations and estimates and such differences may be material.

Item 2.06	Material Impairments.

The information contained in Item 2.05 of this Form 8-K is hereby incorporated by reference into this Item 2.06.

Item 7.01	Regulation FD Disclosure.

On August 11, 2021, the Company issued a press release providing updated guidance for fiscal 2022 stating that, excluding the pre-tax restructuring charges of approximately $30 to $35 million described in Item 2.05 of this Form 8-K, the Company is maintaining its previous guidance for fiscal 2022 of adjusted earnings between $2.20 to $2.40 per diluted share.

Item 8.01	Other Events.

On October 5, 2020, the Company filed a current report on Form 8-K disclosing that it had identified opportunities for $10 to $20 million of annualized cost savings, to be achieved by the end of fiscal 2023. As a result of the restructuring and cost reduction actions described in Item 2.05 of this Form 8-K, the Company now expects to achieve $20 to $30 million of annualized savings by the end of fiscal 2023.

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plans”, “goals”, “should” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In particular, statements regarding the Company’s restructuring and cost-savings plans disclosed in this release constitute forward-looking statements. These forward-looking statements are subject to significant risks that could cause actual results to differ materially from the expectations reflected in the forward-looking statements. Such risks include, without limitation, that: we may be unable to achieve our anticipated results from the business restructuring initiatives; implementation of the cost-saving and business restructuring initiatives may take more time or cost more than expected; the anticipated cost saving initiatives may not be achieved, or they may be materially less than anticipated; and the restructuring may result in disruption in delivery of services to our customers. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2021 and in subsequent filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary

Date: August 11, 2021